Exhibit 99.1

JOINT NEWS RELEASE

Prosperity Bancshares, Inc.®	Texas United Bancshares, Inc.

Prosperity Bank Plaza	109 North Main Street
4295 San Felipe	La Grange, Texas 78945
Houston, Texas 77027

For more information contact:	For more information contact:

Dan Rollins	Don Stricklin
President & Chief Operating Officer	President & Chief Executive Officer
281-269-7199	979-968-7214
dan.rollins@prosperitybanktx.com	don.stricklin@statebanktx.com

FOR IMMEDIATE RELEASE

TEXAS UNITED BANCSHARES, INC.

TO MERGE WITH AND INTO

PROSPERITY BANCSHARES, INC.®

Prosperity Bank® increases Dallas/Fort Worth presence

Prosperity Bank® expands presence in Austin MSA

Prosperity Bank® enters Bryan/College Station MSA

HOUSTON, July 19, 2006. Prosperity Bancshares, Inc.® (NASDAQ: PRSP) announced today the signing of a definitive agreement to acquire Texas United Bancshares, Inc. (NASDAQ: TXUI), and its subsidiary banks.

Texas United Bancshares, Inc. operates through four wholly-owned subsidiary banks, State Bank, GNB Financial, n.a., Gateway National Bank and Northwest Bank, each of which offers a complete range of banking services. State Bank is headquartered in La Grange, Texas with 25 full-service banking centers located in central and south central Texas, including Austin and Bryan/College

Station. GNB Financial is headquartered in Gainesville, Texas with seven full-service banking centers located in Cooke, Denton and Ellis counties, north and south of the Dallas/Fort Worth metroplex. Gateway National Bank is headquartered in Dallas, Texas with six Dallas area full-service banking centers. Northwest Bank is located in Roanoke, Texas with five full-service banking centers located in and around the Dallas/Fort Worth metroplex. As of June 30, 2006, on a consolidated basis, Texas United had total assets of $1.818 billion, loans of $1.255 billion, deposits of $1.323 billion and shareholders’ equity of $169.3 million.

“We are very pleased to announce our merger agreement with Texas United Bancshares. We believe Texas United will be an excellent partner for us as we continue our growth and expansion across Texas,” commented David Zalman, Chairman and Chief Executive Officer of Prosperity.

“This merger significantly advances our goal to be recognized as a ‘True Texas Franchise.’ We will have 131 locations within the area of the State’s greatest population and wealth concentration,” continued Zalman.

Under the terms of the agreement, Prosperity will issue approximately 10,875,000 shares for all outstanding shares of Texas United common stock and all options to acquire Texas United common stock. The transaction values Texas United at approximately $357.1 million or $32.84 per share (assuming PRSP stock price of $32.84, the average closing price of PRSP for the last 20 trading days ending 07/18/06.)

The merger has been approved by the Boards of Directors of both companies and is expected to close during the first quarter of 2007. The transaction is subject to certain conditions, including the approval by Texas United and Prosperity shareholders and customary regulatory approvals. Operational integration is anticipated to begin during the first quarter of 2007.

Prosperity expects that the merger will be accretive to earnings within one year after operational integration. This estimate does not consider any anticipated revenue enhancements that may be realized from the merger.

“Our partnership with Texas United significantly enhances our presence in the Dallas/Fort Worth metroplex and in the fast growing north Austin area,” added Dan Rollins, President and Chief Operating Officer of Prosperity. “In addition, this marks our first entry into the Bryan/College Station area, a market that we have sought to enter.”

“We certainly think that partnering with Prosperity is an excellent opportunity for the customers, shareholders and employees of Texas United Bancshares. Prosperity is a proven organization committed to Texas banking and shares a similar operating philosophy. I am proud of what we have accomplished at Texas United, and look forward to continuing that success by combining forces with Prosperity,” said L. Don Stricklin, President and Chief Executive Officer of Texas United.

Mr. Stricklin will become a director of Prosperity Bancshares, Inc.® and Prosperity Bank® upon consummation of the transaction and will serve as Vice Chairman and Executive Vice President of Prosperity Bancshares, Inc.® and as Vice Chairman of Prosperity Bank®. He has served as President and Chief Executive Officer and a director of Texas United and its subsidiary banks acquired by merger since 1996. Prior to joining State Bank, Mr. Stricklin held numerous management positions in the Bank One community banking division including Senior Vice President of Bank One Mortgage and President/CEO of Bank One Abilene. Prior to this, he served as a National Bank Examiner with the Office of the Comptroller of the Currency. He received his Bachelor of Business Administration from Southwest Texas State University.

Immediately following the merger, Prosperity will have a total of one hundred thirty-one (131) full service banking locations, forty (40) in the Houston CMSA; thirty (30) in the Dallas/Fort Worth area; fifteen (15) in the Corpus Christi area; twelve (12) in the Austin area; five (5) in the Bryan/College Station area; two (2) in east Texas; and twenty-eight (28) in south and south central Texas.

Strategic Rationale and Economics

• Financially and strategically attractive

• Enhances scale

• Enhances overall franchise value

• Expands presence in Dallas/Fort Worth Metroplex and Austin

• Provides entrance into Bryan/College Station

• GAAP and Cash EPS accretive in 2007

• Shared operating philosophy

• Accretive to book value per share

• Transaction Details

• Total consideration:	$ 357.1 million

• Exchange ratio:	1.0000

• Expected closing:	1Q 2007

• Integration completion:	2Q 2007

• Projected cost saves:	20.0%

• Valuation

• Price/book per share ( $15.18 share)	2.16x

• Price/tangible book per share ($7.11)	4.62x

• Price to LTM EPS ($ 1.38)	23.8x

• Price to 2006 First Call EPS ($1.49)	22.0x

• Price to 2007 First Call EPS ($1.68)	19.5x

• Price/assets	21.9%

• Deposit premium	24.0%

• Financial and Legal Advisors

• Prosperity Bancshares, Inc.:

• Legal:	Bracewell & Giuliani LLP

• Financial:	Keefe, Bruyette & Woods, Inc.

• Texas United Bancshares, Inc.:

• Legal:	Powell Goldstein LLP

• Financial:	Hoefer & Arnett, Inc.

Sterne, Agee & Leach, Inc.

A complete investor presentation is available on Prosperity’s website, www.prosperitybanktx.com.

Conference Call

Prosperity’s management team will host a conference call on Friday, July 21, 2006 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss their earnings results, the proposed merger with Texas United Bancshares, Inc., the recently completed merger with SNB Bancshares, Inc., business trends and their outlook for the remainder of 2006. Individuals and investment professionals may participate in the call by dialing 1-800-362-0571.

Alternatively, individuals and investment professionals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “2nd Quarter Results and Webcast” link.

Prosperity Bancshares Inc.®

Prosperity Bancshares®, a $4.5 billion Houston, Texas—based regional financial holding company, formed in 1983, was named to the Keefe Bruyette & Woods, Inc. 2005 Honor Roll for achieving exceptional earnings per share growth for the past 10 years. Other recent honors include being named to the Sandler O’Neill & Partners 2005 Bank and Thrift Small All Stars, listed in US Banker’s August 2005 Top 100 Publicly Traded Mid-Tier Banks, ranked #2 out of 195 publicly traded companies in the 2005 Stephens, Inc. Bank and Thrift Performance Matrix and the Houston Chronicle’s Houston 100 list.

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards and 24 hour voice response banking. Prosperity currently operates eighty-eight (88) full service banking locations, thirty-eight (38) in the Houston CMSA; fifteen (15) in the Corpus Christi area; eleven (11) in the Dallas/Fort Worth area; five (5) in the Austin area; two (2) in East Texas; and seventeen (17) in fifteen contiguous counties south and southwest of Houston generally along the NAFTA highway.

In connection with the proposed merger of Texas United Bancshares, Inc. into Prosperity Bancshares, Inc., Prosperity will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity’s common stock to be issued to the shareholders of Texas United. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of Texas United and the shareholders of Prosperity seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE

COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, TEXAS UNITED AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (281) 269-7199. Documents filed with the SEC by Texas United will be available free of charge by directing a request by telephone or mail to Texas United Bancshares, Inc., 109 North Main Street, La Grange, Texas 78945. Texas United’s telephone number is (979) 968-7294.

The directors, executive officers, and certain other members of management of Texas United and Prosperity may be soliciting proxies in favor of the merger from the companies’ respective shareholders. Information about Texas United’s directors, executive officers, and members of management is set forth in the proxy statement for Texas United’s 2005 Annual Meeting of Shareholders, which is available on its website, www.txui.com, and at the address provided in the preceding paragraph. Information about Prosperity’s directors, executive officers and members of management is set forth in the proxy statement for Prosperity’s 2005 Annual Meeting of Shareholders, which is available on its website, www.prosperitybanktx.com, and at the address provided in the preceding paragraph.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to the risk that the businesses of Prosperity and Texas United will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; the ability to obtain regulatory approvals of the merger on the proposed terms and schedule; the failure of Prosperity’s or Texas United’s shareholders to approve the merger agreement; continue to provide products and services that appeal to our customers; access to debt and equity capital markets we may be limited or not available; and our sales objectives may not be achieved. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other reports and statements we have filed with the SEC.

Copies of Prosperity Bancshares’s ® SEC filings may be downloaded from the Internet at no charge from www.prosperitybanktx.com.